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                                   FORM 8 - A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       MEDICIS PHARMACEUTICAL CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                                 52-1574808
  (State of incorporation or organization) (I.R.S. Employer Identification No.)


    4343 East Camelback Road, Suite 250, Phoenix, Arizona 85018-2700
         (Address of principal executive offices)         (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /X/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /

Securities Act registration statement file number to which this form relates (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                      Name of Each Exchange on Which
        to be so Registered                      Each Class is to be Registered

Class A Common Stock, $0.014 Par Value           New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

                                (Title of Class)


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Item 1.           Description of Registrant's Securities to be Registered

         The capital stock of Medicis Pharmaceutical Corporation (the "Registrant") to be registered on the New York Stock Exchange, Inc. (the "Exchange"), is the Registrant's Class A Common Stock with a par value of $0.014 per share. A description of the Registrant's Class A Common Stock is contained in the Registrant's Registration Statement on Form S-3 (Registration No. 333-44053) as filed with the SEC on January 12, 1998 and is incorporated herein by reference.


Item 2.           Exhibits

         All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.


                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 MEDICIS PHARMACEUTICAL CORPORATION



                                 By:      /s/  Jonah Shacknai
                                    --------------------------------------------
                                          Jonah Shacknai
                                          Chairman and Chief Executive Officer



Dated:  September 17, 1998.

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